UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

DATARAM CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Route 571, P. O. Box 7258, Princeton, New Jersey	08543-7528
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (609) 799-0071

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On May 11, 2011, Dataram Corporation (the “Company”) entered into a placement agency agreement (the “Agency Agreement”) with Aegis Capital (the “Placement Agent”), pursuant to which the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of up to 1,775,000 shares of the Company’s common stock and warrants to purchase up to 1,331,250 shares of the Company’s common stock in a registered direct public offering (the “Offering”). The Placement Agent will be entitled to a cash fee of 7.0% of the gross proceeds paid to the Company for the securities the Company sells in the Offering. The Company will also reimburse the Placement Agent for all legal and other expenses that have been incurred by the Placement Agent in connection with the Offering in an amount equal to 1.0% of the aggregate offering proceeds.

The Agency Agreement contains customary representations, warranties and covenants by the Company. It also provides for customary indemnification by the Company and the Placement Agent for losses or damages arising out of or in connection with the sale of the securities being offered. The Company has agreed to indemnify the Placement Agent against liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company has also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities. A copy of the Agency Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Also on May 11, 2011, the Company and certain investors entered into a securities purchase agreement (the “Purchase Agreement”) in connection with the Offering, pursuant to which the Company agreed to sell an aggregate of 1,775,000 shares of its common stock and warrants to purchase a total of 1,331,250 shares of its common stock to such investors for aggregate gross proceeds, before deducting fees to the Placement Agent and other estimated offering expenses payable by the Company, of approximately $3.34 million. The common stock and warrants were sold in fixed combinations, with each combination consisting of one share of common stock and 0.75 of one warrant, with each whole warrant exercisable for one share of common stock. The purchase price is $1.88 per fixed combination. The Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The warrants will become exercisable six months and one day following the closing date of the Offering and will remain exercisable for five years thereafter at an exercise price of $2.26 per share. The exercise price of the warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The exercisability of the warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.99% of the Company’s common stock. After the one year anniversary of the initial exercise date of the warrants, the Company will have the right to call the warrants for cancellation for $.001 per share in the event that the volume weighted average price of the Company’s common stock for 20 consecutive trading days exceeds $4.52. A copy of the form of warrant is attached as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Under the Purchase Agreement, the Company has agreed with each of the purchasers that, subject to certain exceptions, it will not, within the 90 days following the closing of the Offering (which period may be extended in certain circumstances), enter into any agreement to issue or announce the issuance or proposed issuance of any securities.

The Company has also agreed with each of the purchasers that from the closing date of the Offering until three years thereafter, it will not effect or enter into an agreement to effect a “Variable Rate Transaction,” which means a transaction in which the Company:

•	issues or sells any convertible securities either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Company’s common stock (but not including any routine anti-dilution protections in any warrant or convertible security); or

•	enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

The Company has also agreed that for a period of one year after the closing date of the Offering, the Company shall not initiate any “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act.

The Company has also agreed with each of the purchasers if the Company issues securities within the 12 months following the closing of the Offering, the purchasers shall have the right, on a pro-rata basis, to purchase an aggregate of 50% of all of the securities on the same terms, conditions and price provided for in the proposed issuance of securities.

The Company has also agreed to indemnify each of the purchasers against certain losses resulting from its breach of any of its representations, warranties, or covenants under agreements with each of the purchasers, as well as under certain other circumstances described in the Purchase Agreement.

The net proceeds to the Company from the Offering, after deducting placement agent fees and the estimated offering expenses borne by the Company, and excluding the proceeds, if any, from the exercise of the warrants issued in the Offering, are expected to be approximately $3.0 million. The Offering is expected to close on May 17, 2011. After giving effect to the Offering, but without giving effect to the exercise of the warrants being offered, the Company will have 10,703,305 shares of common stock outstanding.

The description of the Offering provided herein is qualified in its entirety by reference to the Agency Agreement, the Purchase Agreement and the form of warrant. The Company has filed with the Commission the Agency Agreement, the Purchase Agreement and the form of warrant to provide investors and the Company’s stockholders with information regarding their respective terms and in accordance with applicable rules and regulations of the Commission. Each of the two agreements contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Agency Agreement and the Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

The shares and warrants are being issued pursuant to a prospectus supplement dated May 11, 2011, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act, as part of a shelf takedown from the Company’s registration statement on Form S-3 (File No. 333-173212), including a related prospectus, which was declared effective by the Commission on April 28, 2011.

On May 12, 2011, the Company issued a press release announcing the execution of the Agency Agreement and the Purchase Agreement and the general terms of the securities being offered. The text of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are filed herewith:

No.	Description

1.1	Placement Agency Agreement, dated as of May 11, 2011, by and between the Company and Aegis Capital

4.1	Form of Common Stock Purchase Warrant

10.1	Form of Securities Purchase Agreement, dated as of May 11, 2011, by and between the Company and each of the purchasers identified on the signature pages thereto

99.1	Press Release dated May 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION (Registrant)

Date: May 12, 2011	By:	/s/ Mark Maddocks
Mark Maddocks
Vice President-Finance and Chief Financial Officer